Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES THIRD QUARTER 2021 RESULTS

●	Net income of $22 million and earnings per share of $2.35

●	Pre-tax income of $10 million and adjusted pre-tax income of $37 million

●	Annualized quarterly after-tax ROE of 19% and annualized quarterly adjusted pre-tax ROE of 32%

●	$20 billion of new servicing additions and $20 billion of new subservicing awarded

●	700 Flow and Correspondent sellers, up 2.5X year over year

West Palm Beach, FL – (November 8, 2021) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced its third quarter 2021 results and provided an update on the Company’s key business priorities.

The Company reported net income of $22 million and pre-tax income of $10 million for the third quarter of 2021, compared to a net loss of $9 million and a pre-tax loss of $11 million for the third quarter of 2020. Adjusted pre-tax income was $37 million for the quarter, compared to a $14 million adjusted pre-tax income in the third quarter of 2020, the eighth consecutive quarter of adjusted pre-tax income (see “Note Regarding Non-GAAP Financial Measures” below).

Glen A. Messina, President and CEO of Ocwen, said, “Our financial performance for the quarter exceeded our expectations and was a result of strong originations growth, solid operational execution and continued focus on cost reduction. Our multi-channel originations platform continues to execute very well and has delivered more than $100 billion in new servicing over the past three quarters. We are focused on maintaining our profitable growth momentum by expanding our addressable markets through new products and services and continued client expansion. Servicing operating performance continues to exceed industry benchmarks in several key areas and we continue to focus on strategic technology deployment and process redesign to improve cost while delivering on our commitments to customers, clients and investors. We believe we have built a best-in-class, technology-enabled servicing platform with capacity for growth. The actions we have taken across our business are driving improved earnings power and business performance, and I am excited about the opportunities ahead.”

Third Quarter 2021 Operating and Business Highlights

●	Total servicing additions up 77% (YoY)

●	Correspondent channel volume up 179% (YoY); Texas Capital Bank correspondent lending business successfully integrated

●	Consumer direct volume up 61% (YoY)

●	Reverse originations volume up 86% (YoY)

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●	Reverse Mortgage Solutions reverse servicing platform acquisition completed in October

●	Subservicing sales pipeline grew to more than $200 billion

●	Deployed more than 50% of MSR Asset Vehicle LLC (“MAV”) investment commitment in only five months, ahead of schedule

●	Increased total servicing portfolio to $248 billion, up 38% (YoY); prime servicing comprised 70% of total servicing UPB

●	Continued to exceed industry benchmarks for certain call center performance metrics, as reported by the Mortgage Bankers Association (“MBA”)

●	Delivering 20% more loss mitigation solutions for borrowers exiting COVID-19 forbearance plans, as compared to the industry average (based on MBA data for the period of September 2020 to June 2021)

●	Notables of $27 million driven by unfavorable net MSR valuation adjustments due to rate and assumption updates, net of hedging (see “Expense Notables” and “Income Notables” below)

●	Steady liquidity of $236 million at September 30, 2021

●	Book value per share of $51, up from $49 (YoY)

Webcast and Conference Call

Ocwen will hold a conference call on Monday, November 8, 2021 at 8:30 a.m. (ET) to review the Company’s third quarter 2021 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at www.ocwen.com. Participants can access the conference call by dialing (877) 407-0792 or (201) 689-8263 approximately 10 minutes prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the ability of our recent strategic transactions to improve our earnings. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty relating to the continuing impacts of the COVID-19 pandemic, including the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators, as well as the impacts on borrowers and the economy generally; the extent to which our MSR asset vehicle (MAV), other recent transactions and our enterprise sales initiatives will generate additional subservicing volume and result in increased profitability; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to efficiently integrate the operations, assets and employees of Reverse Mortgage Solutions, Inc. following our acquisition of its reverse mortgage servicing platform; our ability to obtain the necessary counterparty approvals to begin servicing our owned reverse servicing portfolio, and the timing for doing so; our ability to retain clients and employees of the correspondent lending business acquired from Texas Capital Bank, and the extent to which this acquisition and our other correspondent lending initiatives will contribute to achieving our growth objectives; the extent to which we will be able to execute call rights transactions, and whether such transactions will generate the returns anticipated; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our long-term relationship and remaining servicing agreements with New Residential Investment Corp.; our ability to continue to improve our financial performance through cost and productivity improvements; our ability to continue to grow our lending business and increase our lending volumes in a competitive market and uncertain interest rate environment; our ability to execute on identified business development and sales opportunities; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2020 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, such as our references to adjusted pre-tax income (loss) and adjusted expenses.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. In addition, management believes that these presentations may assist investors with understanding and evaluating our initiatives to drive improved financial performance. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss). There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

Beginning with the three months ended June 30, 2020, we refined our definitions of Expense Notables, which we previously referred to as “Expenses Excluding MSR Valuation Adjustments, net, and Expense Notables,” and Income Statement Notables in order to be more descriptive of the types of items included.

Expense Notables

In the table titled “Expense Notables”, we adjust GAAP operating expenses for the following factors (1) expenses related to severance, retention and other actions associated with continuous cost and productivity improvement efforts, (2) significant legal and regulatory settlement expense items(a), and (3) certain other significant activities including, but not limited to, insurance related expense and settlement recoveries, compensation or incentive compensation expense reversals and other transactions (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our expenses.

(a) Including however not limited to CFPB, Florida Attorney General/Florida Office of Financial Regulations and Massachusetts Attorney General litigation related legal expenses, state regulatory action related legal expenses and state regulatory action settlement related escrow analysis costs (collectively, CFPB and state regulatory defense and escrow analysis expenses)

Expense Overview

($ in millions)		Q3’21	Q3’20
I	Operating Expenses (as reported)	145	150
	Adjustments for Notables(a)
	Re-engineering costs	-	(7)
	Significant legal & regulatory settlement expenses	(3)	(3)
	CFPB & state regulatory defense & escrow analysis costs	-	(2)
	Expense recoveries	(1)
	Covid-19 Related Expenses	-	(6)
	Other(b)	(1)	-
II	Expense Notables	(5)	(19)
III	Adjusted Expenses (I + II)	141	130

(a)	Notables presented in prior periods that are nil for each quarter shown here have been omitted

(b)	Includes non-routine costs associated with strategic transactions

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Income Statement Notables

In the table titled “Income Statement Notables”, we adjust GAAP pre-tax (loss)/income for the following factors (1) Expense Notables, (2) changes in fair value of our Agency and Non-Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, net of hedge positions, (3) offsets to changes in fair value of our MSRs in our NRZ financing liability due to changes in interest rates, valuation inputs and other assumptions, (4) changes in fair value of our reverse originations portfolio due to changes in interest rates, valuation inputs and other assumptions, (5) early call premiums, amortization of debt costs, and OID relating to corporate debt refinancing, and (6) certain other transactions, including but not limited to pension benefit cost adjustments and gains related to exercising servicer call rights and fair value assumption changes on other investments (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our net income/(loss).

Income Overview

($ in millions)		Q3’21	Q3’20
I	Reported Pre-Tax Income / (Loss)	10	(11)
	Adjustments for Notables(a)
	Expense Notables (from prior slide)	5	19
	Non-Agency MSR FV Change(b)	(68)	(14)
	Agency MSR FV Change, net of macro hedge(b)	10	4
	NRZ/MAV MSR Liability FV Change	61	10
	Reverse FV Change	18	4
	Other	0	1
II	Total Income Statement Notables	27	25
III	Adjusted Pre-tax Income (Loss) (I+II)	37	14

(a)	Notables presented in prior periods that are nil for each quarter shown here have been omitted

(b)	FV changes that are driven by changes in interest rates, valuation inputs or other assumptions, net of unrealized gains / (losses) on MSR hedge. Non-Agency = Total MSR excluding GNMA & GSE MSRs. Agency = GNMA & GSE MSRs. The adjustment does not include $2.8 million valuation gains of certain MSRs that were purchased at a discount in Q3 2021 ($12.4 million in Q3 2020).

GAAP ROE

($ in millions)		Q3’21	Q3’20
I	Reported Net Income / (Loss)	22	(9)
II	Annualized Net Income (I * 4)	86	(38)
	Equity
	Beginning Period Equity	447	433
	Ending Period Equity	470	424
III	Average Equity	458	429
IV	Adjusted Pre-tax ROE (II / III)	19%	-9%

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Adjusted Pre-tax ROE

($ in millions)		Q3’21	Q3’20
I	Adjusted Pre-Tax Income / (Loss)	37	14
II	Annualized Adjusted Pre-Tax Income (I * 4)	148	54
	Equity
	Beginning Period Equity	447	433
	Ending Period Equity	470	424
III	Average Equity	458	429
IV	Adjusted Pre-tax ROE (II / III)	32%	13%

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com

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